Exhibit 99

Manning & Napier, Inc. Reports Third Quarter 2016 Earnings Results

FAIRPORT, NY, October 26, 2016 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2016 third quarter results for the period ended September 30, 2016.

Summary Highlights

•	Third quarter income before taxes and economic net income, a non-GAAP measure, were $21.6 million and $13.4 million, or $0.16 per adjusted share

•	Assets under management (“AUM”) at September 30, 2016 were $34.8 billion, compared with $35.7 billion at June 30, 2016

•	Revenue for the third quarter decreased 16% year-over-year and decreased 2% sequentially to $63.3 million

•	The Company’s Board of Directors declared a quarterly dividend of $0.16 per share of Class A common stock

William Manning, co-founder, Chairman of the Board, and Chief Executive Officer, commented, “We have seen improved performance within our U.S and Non-U.S. equity product sets as illustrated by our year-to-date and one-year track records, while continuing to maintain competitive long-term track records across multiple strategies. Additionally, we remain focused on actively servicing our clients and stabilizing relationships while promoting our solutions-oriented services. We believe recent regulatory changes make these offerings particularly important and timely, both from a product and educational standpoint, and are encouraged by the positive feedback our sales and regulatory experts are receiving in the field.”

Third Quarter 2016 Financial Review

Manning & Napier reported third quarter 2016 revenue of $63.3 million, a decrease of 16% from revenue of $75.4 million reported in the third quarter of 2015, and a decrease of 2% from revenue of $64.5 million reported in the second quarter of 2016. The changes in revenue resulted primarily from changes in average AUM. Average AUM for the quarter was $35.4 billion, a 12% and 2% decrease from average AUM for the third quarter of 2015 and the second quarter of 2016, when average AUM was $40.2 billion and $36.3 billion, respectively. Revenue as a percentage of average AUM was 0.71% for the third quarter of 2016, compared to 0.74% for the third quarter of 2015 and 0.72% for the second quarter of 2016.

Operating expenses for the third quarter 2016 were $41.6 million, a decrease of $3.1 million, or 7%, compared with the third quarter of 2015, and an increase of $0.1 million compared with the second quarter of 2016.

Compensation and related costs increased by $0.1 million and $0.2 million compared with the third quarter of 2015 and second quarter of 2016, respectively. The expense increases in the current quarter compared to the respective periods was driven by higher variable incentive costs for our investment team resulting from investment performance, partially offset by lower overall workforce. As a percentage of revenue, compensation and related costs for the third quarter of 2016 were 39%, compared with 32% for the third quarter of 2015 and 38% for the second quarter of 2016.

Distribution, servicing and custody expenses for the third quarter of 2016 decreased by $2.3 million, or 21%, compared with the third quarter of 2015, and by $0.2 million, or 2%, compared with the second quarter of 2016, while average mutual fund and collective trust AUM decreased by 14% and 4% for the respective periods. Other operating costs decreased by $0.9 million, or 10%, compared with the third quarter of 2015, and remained consistent with the second quarter of 2016 at $8.2 million.

Operating income was $21.7 million for the quarter, a decrease of $9.0 million, or 29%, from the third quarter of 2015 and a decrease of $1.3 million, or 6%, from the second quarter of 2016. Operating margin was 34% for the third quarter of 2016, compared with 41% for the third quarter of 2015 and 36% for the second quarter of 2016.

Non-operating loss was $0.1 million for the quarter, compared to non-operating loss of $6.0 million and income of $0.3 million reported in the third quarter of 2015 and second quarter of 2016, respectively. For the current quarter, non-operating loss included $0.1 million of net losses on investments held by the Company to provide initial cash seeding for product development purposes, compared to net losses of $3.2 million and net gains of $0.2 million reported in the third quarter of 2015 and second quarter of 2016, respectively.

Income before taxes was $21.6 million for the third quarter of 2016, compared to $24.7 million in the third quarter of 2015, a 13% decrease, and $23.2 million in the second quarter of 2016, a 7% decrease. As defined in the Non-GAAP Financial Measures section below, the Company uses economic net income and economic net income per adjusted share to provide greater clarity regarding the cash earnings of the business. On this basis, Manning & Napier reported third quarter 2016 economic net income of $13.4 million, or $0.16 per adjusted share, compared with $17.3 million, or $0.21 per adjusted share, in the third quarter of 2015 and $14.2 million, or $0.17 per adjusted share, in the second quarter of 2016.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the third quarter of 2016 was $20.0 million, compared with net income of $26.3 million in the third quarter of 2015 and $21.7 million in the second quarter of 2016. GAAP net income attributable to the common shareholders for the third quarter of 2016 was $2.3 million, or $0.15 per basic and diluted share, compared to $3.5 million, or $0.24 per basic share and $0.21 per diluted share, in the third quarter of 2015 and $2.6 million, or $0.17 per basic and diluted share, in the second quarter of 2016 and reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

Nine-months ended September 30, 2016 Financial Review

Manning & Napier reported 2016 year-to-date revenue of $189.9 million, a decrease of 23% from revenue of $248.0 million reported in 2015. The decrease in 2016 was consistent with changes in average AUM, which decreased by 20% over the prior year. Revenue as a percentage of average AUM was 0.71%, compared to 0.75% for the prior year.

Operating expenses for 2016 year-to-date were $122.4 million, a decrease of $23.3 million, or 16%, from 2015.

Compensation and related costs decreased by $8.7 million, or 11%, when compared to 2015. This decrease was due to lower overall workforce coupled with lower variable incentive costs. As a percentage of revenue, compensation and related costs for 2016 year-to-date were 37%, compared to 32% for the prior year.

Distribution, servicing and custody expenses for 2016 year-to-date decreased by $12.4 million, or 32%, from 2015, while average mutual fund and collective trust AUM decreased by 25% for the same period. Other operating costs decreased by $2.2 million, or 8%, when compared to 2015.

Operating income was $67.4 million for 2016 year-to-date, a decrease of $34.9 million, or 34%, from 2015. Operating margin for 2016 year-to-date was 36% compared to the prior year of 41%.

Non-operating income for 2016 year-to-date was $1.2 million, an increase of $8.0 million from non-operating loss of $6.8 million reported in 2015. Included in non-operating income for 2016 year-to-date was $1.2 million of net income on investments held by the Company to provide initial cash seeding for product development purposes, compared to a net loss of $4.2 million reported in 2015.

Income before taxes was $68.7 million for 2016 year-to-date, compared to $95.6 million in 2015, a 28% decrease. Also for 2016 year-to-date, economic net income was $42.6 million, or $0.52 per adjusted share, compared with $62.1 million, or $0.73 per adjusted share in 2015.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for 2016 year-to-date was $63.9 million, compared with net income of $92.6 million in 2015. GAAP net income attributable to the common shareholders for 2016 year-to-date was $7.3 million, or $0.49 per basic share and $0.48 per diluted share, compared to $10.4 million, or $0.72 per basic share and $0.71 per diluted share in 2015.

Assets Under Management

As of September 30, 2016, AUM was $34.8 billion, a decrease of 3% from $35.7 billion as of June 30, 2016 and a decrease of 6% from $37.2 billion as of September 30, 2015. The composition of the Company’s AUM as of September 30, 2016 was 59% in separate accounts and 41% in mutual funds and collective investment trusts, compared to 58% in separate accounts and 42% in mutual funds and collective investment trusts as of both June 30, 2016 and September 30, 2015.

Since June 30, 2016, AUM decreased by $0.9 billion. Separate account AUM remained consistent while mutual funds and collective investment trusts decreased by 6%. This decrease in AUM was attributable to net client outflows of $2.3 billion, partially offset by market appreciation of $1.4 billion. The net client outflows of $2.3 billion consisted of net client outflows for both the separate accounts and mutual funds and collective investment trusts products of approximately $0.9 billion and $1.4 billion, respectively. The annualized separate account retention rate for the three months ended September 30, 2016 was 85%, compared to 84% for the rolling 12 months ended September 30, 2016.

When compared to September 30, 2015, AUM decreased by $2.4 billion from $37.2 billion, including a decrease of $0.9 billion, or 4%, in separate account AUM and a decrease of $1.5 billion, or 9%, in mutual fund and collective investment trusts AUM. The $2.4 billion decrease in AUM from September 30, 2015 to September 30, 2016 was attributable to net client outflows of approximately $9.0 billion, partially offset by market appreciation of $3.7 billion and acquired assets of $2.9 billion. The net client outflows of $9.0 billion consisted of $4.3 billion of net outflows for separate accounts and $4.7 billion of net outflows for mutual funds and collective investment trusts.

Balance Sheet

Cash and cash equivalents were $123.7 million at September 30, 2016, compared with $117.7 million at June 30, 2016. The change in cash and cash equivalents during the quarter was driven by net income after adjustment for non-cash items. This increase was partially offset by the timing of accrued incentive compensation payments and by the distribution of $16.9 million in cash for the quarter, resulting in a $0.16 per share third quarter dividend.

As of September 30, 2016, no amounts have been borrowed under the Company’s revolving credit agreement.

Summary of Revision to Prior Period Financial Statements

In the quarter ended September 30, 2016, the Company revised its treatment of payments made to certain advisory clients, in accordance with ASC 605-50, Revenue Recognition—Customer Payments and Incentives, to properly present these payments as a reduction to revenue. The Company assessed the materiality of this item on its fiscal year ended December 31, 2015, and all prior and subsequent periods, and concluded that the reclassification was not material to any such periods. The statements of operations for the three and nine months ended September 30, 2015 and three months ended June 30, 2016 herein have been revised to reflect the proper presentation of investment management services revenue and distribution, servicing and custody expenses. The reclassification has no impact on operating income or net income. The impact is illustrated below:

	Investment management services revenue, as previously reported	Reclassification	Investment management services revenue, as reclassified	Distribution, servicing and custody expenses, as previously reported	Reclassification	Distribution, servicing and custody expenses, as reclassified
	(in thousands)
Three months ended:
June 30, 2016	$67,541	(3,036)	$64,505	$11,986	(3,036)	$8,950
March 31, 2016	$64,538	(2,496)	$62,042	$11,338	(2,496)	$8,842
December 31, 2015	$72,491	(2,493)	$69,998	$12,721	(2,493)	$10,228
September 30, 2015	$77,928	(2,493)	$75,435	$13,620	(2,493)	$11,127
June 30, 2015	$86,973	(2,492)	$84,481	$15,840	(2,492)	$13,348
March 31, 2015	$90,426	(2,297)	$88,129	$16,832	(2,297)	$14,535
December 31, 2014	$98,336	(2,325)	$96,011	$18,840	(2,325)	$16,515
September 30, 2014	$104,795	(2,249)	$102,546	$19,921	(2,249)	$17,672
June 30, 2014	$103,864	(2,079)	$101,785	$19,964	(2,079)	$17,885
March 31, 2014	$98,470	(1,814)	$96,656	$18,440	(1,814)	$16,626

Twelve months ended:
December 31, 2015	$327,818	(9,775)	$318,043	$59,013	(9,775)	$49,238
December 31, 2014	$405,465	(8,467)	$396,998	$77,165	(8,467)	$68,698
December 31, 2013	$376,068	(6,496)	$369,572	$67,688	(6,496)	$61,192

Conference Call

Manning & Napier will host a conference call to discuss its 2016 third quarter financial results on Wednesday, October 26, 2016, at 5:00 p.m. ET. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID# 97654064. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/. A supplemental slide deck will be posted to the Company’s website prior to the call.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through November 9, 2016. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 97654064. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic net income and economic net income per adjusted share as financial measures to evaluate the profitability and efficiency of the Company’s business. Economic net income and economic net income per adjusted share are not presented in accordance with GAAP.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s income before tax provision for income taxes less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 38%, 39% and 30% for the three-month periods ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively, and 38% and 35% for the nine-month periods ended September 30, 2016 and 2015, respectively, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming the weighted average exchangeable units of Manning & Napier Group, LLC and unvested equity awards are converted into the Company’s outstanding Class A common stock as of the respective reporting date, on a one-to-one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income, and alternative strategies, as well as a range of blended asset portfolios, such as life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 466 employees as of September 30, 2016.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations:

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

Manning & Napier, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues
Investment management services revenue	$63,305	$64,505	$75,435	$189,852	$248,045
Expenses
Compensation and related costs	24,627	24,379	24,500	70,973	79,627
Distribution, servicing and custody expenses	8,798	8,950	11,127	26,590	39,010
Other operating costs	8,188	8,213	9,075	24,854	27,053

Total operating expenses	41,613	41,542	44,702	122,417	145,690

Operating income	21,692	22,963	30,733	67,435	102,355
Non-operating income (loss)
Non-operating income (loss), net	(142)	280	(6,007)	1,216	(6,750)

Income before provision for income taxes	21,550	23,243	24,726	68,651	95,605
Provision (benefit) for income taxes	1,565	1,545	(1,600)	4,784	2,960

Net income attributable to the controlling and the noncontrolling interests	19,985	21,698	26,326	63,867	92,645
Less: net income attributable to the noncontrolling interests	17,727	19,093	22,784	56,586	82,291

Net income attributable to Manning & Napier, Inc.	$2,258	$2,605	$3,542	$7,281	$10,354

Net income per share available to Class A common stock
Basic	$0.15	$0.17	$0.24	$0.49	$0.72

Diluted	$0.15	$0.17	$0.21	$0.48	$0.71

Weighted average shares of Class A common stock outstanding
Basic	14,042,880	13,960,768	13,745,130	13,916,721	13,732,980

Diluted	14,175,321	14,243,579	81,889,208	14,173,283	13,951,651

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income attributable to Manning & Napier, Inc.	$2,258	$2,605	$3,542	$7,281	$10,354
Add back: Net income attributable to the noncontrolling interests	17,727	19,093	22,784	56,586	82,291
Add back: Provision for income taxes	1,565	1,545	(1,600)	4,784	2,960

Income before provision for income taxes	21,550	23,243	24,726	68,651	95,605
Adjusted income taxes	8,189	9,065	7,418	26,081	33,462

Economic net income (Non-GAAP)	$13,361	$14,178	$17,308	$42,570	$62,143

Weighted average shares of Class A common stock outstanding—Basic	14,042,880	13,960,768	13,745,130	13,916,721	13,732,980
Assumed vesting, conversion or exchange of:
Manning & Napier Group, LLC units outstanding (non-controlling interest)	65,784,571	66,387,975	67,896,484	66,686,373	69,747,506
Unvested restricted share-based awards	1,343,664	1,681,138	2,105,557	1,679,504	1,628,137

Weighted average adjusted shares (Non-GAAP)	81,171,115	82,029,881	83,747,171	82,282,598	85,108,623

Economic net income per adjusted share (Non-GAAP)	$0.16	$0.17	$0.21	$0.52	$0.73

Manning & Napier, Inc.

Assets Under Management (“AUM”)

(in millions)

(unaudited)

For the three months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total

As of June 30, 2016	$20,585.0	$15,131.2	$35,716.2	$21,676.8	$12,608.9	$1,430.5	$35,716.2
Gross client inflows	374.6	752.2	1,126.8	742.8	329.1	54.9	1,126.8
Gross client outflows	(1,226.0)	(2,163.2)	(3,389.2)	(1,628.3)	(1,612.5)	(148.4)	(3,389.2)
Market appreciation/(depreciation) & other (1)	803.4	561.3	1,364.7	757.6	599.3	7.8	1,364.7

As of September 30, 2016	$20,537.0	$14,281.5	$34,818.5	$21,548.9	$11,924.8	$1,344.8	$34,818.5
Average AUM for period	$20,678.1	$14,767.5	$35,445.6	$21,649.0	$12,412.7	$1,383.9	$35,445.6

As of March 2016	$20,289.2	$14,407.2	$34,696.4	$22,036.2	$11,472.2	$1,188.0	$34,696.4
Gross client inflows	536.5	813.8	1,350.3	889.6	296.9	163.8	1,350.3
Gross client outflows	(1,765.0)	(1,989.3)	(3,754.3)	(1,698.4)	(1,938.8)	(117.1)	(3,754.3)
Acquired Assets	1,234.2	1,660.1	2,894.3	—	2,719.8	174.5	2,894.3
Market appreciation/(depreciation) & other (1)	290.1	239.4	529.5	449.4	58.8	21.3	529.5

As of June 30, 2016	$20,585.0	$15,131.2	$35,716.2	$21,676.8	$12,608.9	$1,430.5	$35,716.2
Average AUM for period	$20,920.1	$15,331.8	$36,251.9	$22,119.4	$12,791.1	$1,341.4	$36,251.9

As of June 30, 2015	$24,205.2	$18,900.9	$43,106.1	$24,900.3	$17,047.7	$1,158.1	$43,106.1
Gross client inflows	783.4	1,030.7	1,814.1	1,023.6	688.8	101.7	1,814.1
Gross client outflows	(1,737.0)	(2,696.3)	(4,433.3)	(1,594.5)	(2,782.3)	(56.5)	(4,433.3)
Market appreciation/(depreciation) & other (1)	(1,810.5)	(1,500.0)	(3,310.5)	(1,554.3)	(1,766.5)	10.3	(3,310.5)

As of September 30, 2015	$21,441.1	$15,735.3	$37,176.4	$22,775.1	$13,187.7	$1,213.6	$37,176.4
Average AUM for period	$22,951.3	$17,255.5	$40,206.8	$24,027.0	$15,013.4	$1,166.4	$40,206.8

For the nine months ended:	Investment Vehicle			Portfolio
	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total

As of December 31, 2015	$20,735.4	$14,706.8	$35,442.2	$22,442.4	$11,828.4	$1,171.4	$35,442.2
Gross client inflows	1,295.9	2,534.1	3,830.0	2,571.2	972.1	286.7	3,830.0
Gross client outflows	(4,178.4)	(5,694.7)	(9,873.1)	(4,982.2)	(4,550.1)	(340.8)	(9,873.1)
Acquired Assets	1,234.2	1,660.1	2,894.3	—	2,719.8	174.5	2,894.3
Market appreciation/(depreciation) & other (1)	1,449.9	1,075.2	2,525.1	1,517.5	954.6	53.0	2,525.1

As of September 30, 2016	$20,537.0	$14,281.5	$34,818.5	$21,548.9	$11,924.8	$1,344.8	$34,818.5
Average AUM for period	$20,584.2	$14,724.0	$35,308.2	$21,840.7	$12,167.4	$1,300.1	$35,308.2

As of December 31, 2014	$25,408.7	$22,392.9	$47,801.6	$25,279.0	$21,284.1	$1,238.5	$47,801.6
Gross client inflows	2,035.1	3,300.3	5,335.4	3,347.0	1,780.7	207.7	5,335.4
Gross client outflows	(4,565.3)	(8,819.3)	(13,384.6)	(4,458.1)	(8,683.6)	(242.9)	(13,384.6)
Market appreciation/(depreciation) & other (1)	(1,437.4)	(1,138.6)	(2,576.0)	(1,392.8)	(1,193.5)	10.3	(2,576.0)

As of September 30, 2015	$21,441.1	$15,735.3	$37,176.4	$22,775.1	$13,187.7	$1,213.6	$37,176.4
Average AUM for period	$24,402.8	$19,744.0	$44,146.8	$24,901.6	$18,046.6	$1,198.6	$44,146.8

(1)	Market appreciation/(depreciation) and other includes investment gains/(losses) on assets under management and net flows from non-sales related activities including net reinvested dividends.

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